EXHIBIT 99.1

NEWS RELEASE

Contact:

Charles H. Abdalian, Jr.	Karen L. Bergman or
Senior Vice President and CFO	Michelle Corral
Coley Pharmaceutical Group	BCC Partners (US)
+1.781.431.9044	+1.650.575.1509 or +1.415.794.8662
cabdalian@coleypharma.com	kbergman@bccpartners.com
mcorral@bccpartners.com

For Immediate Release

Coley’s ACTILON™ for Chronic Hepatitis C Virus Therapy Granted

Fast Track Designation from U.S. Food and Drug Administration

Wellesley, MA, May 17, 2006 - Coley Pharmaceutical Group, Inc. (Nasdaq: COLY) today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to ACTILON (CPG 10101) for use in treatment-refractory patients chronically infected with the Hepatitis C virus (HCV).

The Fast Track program of the Food and Drug Administration is designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

“A Fast Track designation for our ACTILON development program allows Coley to work closely and expeditiously with the FDA to potentially benefit patients who currently have no other treatment alternatives,” said Ferdinand E. Massari, M.D., Senior Vice President, Drug Development and Chief Medical Officer of Coley Pharmaceutical Group.

ACTILON Clinical Development Status

ACTILON is an investigational Toll-like receptor 9 (TLR9) agonist designed to induce both rapid and sustained immune responses that can have durable anti-viral effects.

Positive data from the company’s 12-week Phase Ib clinical study of ACTILON in combination with pegylated interferon and ribavirin among treatment-refractory patients, who had initially responded but then relapsed after treatment with pegylated interferon and ribavirin, were presented in April 2006 at the European Association for the Study of the Liver (EASL) meeting in Vienna, Austria.

A 48-week Phase II clinical study evaluating safety and activity of ACTILON in combination with pegylated interferon and ribavirin is currently enrolling treatment-refractory HCV patients who never responded after a minimum of 12 weeks of pegylated interferon and ribavirin treatment.

About Hepatitis C Treatment Refractory Patients

Hepatitis C virus, or HCV, is a blood-borne infectious disease of the liver.

Current treatment for HCV infection is a 48-week combination regimen of long-acting interferon and ribavirin. According to the National Institutes of Health, an estimated 42-46 percent of patients treated with pegylated interferon and ribavirin will fail to clear the virus, thus becoming part of the growing “treatment- refractory” population. Treatment-refractory patients number approximately 400,000 in the U.S, with a similar number in Europe. There are no currently-available FDA-approved alternative therapies for this population.

About Coley Pharmaceutical Group

Coley Pharmaceutical Group, Inc. is an international biopharmaceutical company, headquartered in Wellesley, Massachusetts, USA, that discovers and develops TLR Therapeutics™, a new class of investigational drug candidates that direct the human immune system to fight cancers, infectious diseases, asthma and allergy. Coley has established a pipeline of four TLR Therapeutic product candidates currently advancing through clinical development either independently or with partners, and additional product candidates in preclinical development. Coley has product development, research and license agreements with Pfizer, sanofi-aventis, Novartis Vaccines & Diagnostics (formerly Chiron), GlaxoSmithKline and the United States government. For further information on Coley Pharmaceutical Group please visit www.coleypharma.com.

Safe Harbor Statement

Certain statements in this news release concerning Coley’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to the future clinical evaluation of a triplet combination therapy including ACTILON for the treatment of HCV, and the design and enrollment of Coley’s Phase II study of ACTILON in combination with pegylated interferon and ribavirin. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Coley might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development and other risks identified in Coley’s filings with the Securities and Exchange Commission including, but not limited to, Coley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Coley undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

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